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                              EXHIBIT 8.1

                      WARNER NORCROSS & JUDD LLP
                            Attorneys At Law
                         900 Old Kent Building
                         111 Lyon Street, N.W.
                   Grand Rapids, Michigan 49503-2489
                       Telephone: (616) 752-2000
                           Fax: (616) 752-2500







                               July 3, 1997


Old Kent Financial Corporation
One Vandenberg Center
Grand Rapids, Michigan 49503

Old Kent Capital Trust I
c/o Old Kent Financial Corporation
One Vandenberg Center
Grand Rapids, Michigan 49503

     RE:  EXCHANGE OF $100,000,000 OF FLOATING RATE SUBORDINATED
          CAPITAL INCOME SECURITIES BY OLD KENT CAPITAL TRUST I


Ladies and Gentlemen:

          We have acted as special tax counsel ("Tax Counsel") to Old Kent Financial Corporation, a Michigan corporation (the "Company"), and Old Kent Capital Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation of the Registration Statement of the Trust and the Company on Form S-4 (Registration No. 333-26183) filed with the Securities and Exchange Commission on April 30, 1997, pursuant to the Securities Act of 1933, as amended (the "Registration Statement") with respect to the exchange of registered Floating Rate Subordinated Capital Income Securities (the "New Capital Securities") for the unregistered Floating Rate Subordinated Capital Income Securities (the "Old Capital Securities") issued pursuant to the Trust's Amended and Restated Declaration of Trust, dated as of January 31, 1997 (the "Declaration"), among the Company, as Sponsor, Bankers Trust Company, as the initial Property Trustee, Bankers Trust (Delaware), a Delaware corporation, as the initial Delaware Trustee, and the initial Regular Trustees named therein.


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          The Capital Securities are guaranteed by the Company with respect to the payment of distributions and payments upon liquidation, redemption and otherwise pursuant to, and to the extent set forth in, the Guarantee Agreement, dated as of January 31, 1997 (the "Guarantee Agreement"), between the Company and Bankers Trust Company, a New York banking corporation, as trustee, for the benefit of the holders of the Capital Securities.

          All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

          In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement; (ii) the Indenture dated as of January 31, 1997 (the "Indenture"), between the Company and Bankers Trust Company, a New York banking corporation, as trustee; (iii) a form of the New Junior Subordinated Debentures; (iv) the Declaration; (v) the Guarantee Agreement; and (vi) a form of the New Capital Securities. Further, we have relied upon certain other statements and representations contained in the Company's letter of representation. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Trust and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the New Junior Subordinated Debentures and the New Capital Securities will be consummated in accordance with the terms of the documents and forms of documents described herein and that the Trust was formed and will be maintained in compliance with the terms of the Declaration.

          On the basis of the foregoing, and subject to the limitations and assumptions set forth in this letter and the Registration Statement, we hereby confirm our opinions set forth in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences."

          We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the New Capital Securities or transactions of the type described herein. Our opinion is not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.


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          Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

          We are admitted to practice law only in the State of Michigan and the opinions we express herein are limited solely to matters governed by laws of the State of Michigan and the federal law of the United States.

          This opinion letter is being delivered to each of the addressees solely for their benefit and none of the addressees may use, circulate, quote, publish, other than in the Registration Statement or otherwise refer to this opinion letter, or the opinions expressed herein for any purpose without our express written consent. We hereby consent to the use of our name in the Registration Statement under the captions "Certain United States Federal Income Tax Consequences" and "Legal Opinions."

                                   WARNER NORCROSS & JUDD LLP


                                   By   /S/ STEPHEN R. KRETSCHMAN
                                        Stephen R. Kretschman, a partner